The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement and product supplement do not constitute an offer to sell the securities and we are not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated August 4, 2026

PRICING SUPPLEMENT dated August , 2026 (To the Prospectus dated May 15, 2025, the Prospectus Supplement dated May 15, 2025 and the Product Supplement No. WF-1 dated May 20, 2025)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

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Linked to the lowest performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF (each referred to as a “Fund”)

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Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium and, if the securities are not automatically called, the maturity payment amount will depend, in each case, on the fund closing price of the lowest performing Fund on the call date or the calculation day, as applicable. The lowest performing Fund on the call date or the calculation day is the Fund that has the lowest fund return on that day (i.e., the lowest percentage change from its starting price to its fund closing price on that day). Investors should be knowledgeable about the risks associated with cryptocurrencies. Each Fund seeks to reflect generally the performance of the price of a cryptocurrency, and therefore the securities involve the significant risks of investments tracking cryptocurrencies. Ether and bitcoin have each historically exhibited high price volatility relative to more traditional asset classes and have each experienced extreme volatility in recent periods and may continue to do so, which may increase the volatility of the Funds.

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Automatic Call. If the fund closing price of the lowest performing Fund on the call date is greater than or equal to its call price, the securities will be automatically called for the principal amount plus a call premium of at least 18.00% of the principal amount (to be determined on the pricing date). The call price of each Fund is equal to 90% of its starting price.

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Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the lowest performing Fund on the calculation day from its starting price to its ending price. The maturity payment amount will reflect the following terms:

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If the fund closing price of the lowest performing Fund on the calculation day increases, you will receive the principal amount plus a positive return equal to 200% of the percentage increase in the price of that Fund from its starting price to its ending price.

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If the fund closing price of the lowest performing Fund on the calculation day remains flat or decreases but the decrease is not more than 30%, you will receive the principal amount.

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If the fund closing price of the lowest performing Fund on the calculation day decreases by more than 30%, you will receive less than the principal amount and will have 1-to-1 downside exposure to the decrease in the price of that Fund in excess of 30%.

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Investors may lose up to 70% of the principal amount.

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Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on the call date or the calculation day, as applicable. You will not benefit in any way from the performance of the better performing Fund. Therefore, you will be adversely affected if either Fund performs poorly, even if the other Fund performs favorably.

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If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the fund closing price of the lowest performing Fund on the call date significantly exceeds its starting price. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of either Fund at the upside participation rate.

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Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PPS-8 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

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No periodic interest payments or dividends

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No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PPS-5 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025 and the product supplement no. WF-1 dated May 20, 2025, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PPS-13 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PPS-8 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$22.25	$977.75
Total
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $908.10 and $968.10 per security. The estimated value is expected to be less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PPS-7 of this pricing supplement.

(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of up to $22.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $22.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $16.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.

(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Terms of the Securities

Issuer:	Barclays Bank PLC
Market Measures[1]:	The iShares® Ethereum Trust ETF (the “ETHA Fund”) and the iShares® Bitcoin Trust ETF (the “IBIT Fund”) (each referred to as a “Fund,” and collectively as the “Funds”)
	Market Measure	Bloomberg Ticker Symbol	Starting Price(a)	Call Price(b)	Threshold Price(c)
	ETHA Fund	ETHA UQ<Equity>	$	$	$
	IBIT Fund	IBIT UQ<Equity>	$	$	$
(a) With respect to each Fund, the fund closing price of that Fund on the pricing date (b) With respect to each Fund, 90% of its starting price (c) With respect to each Fund, 70% of its starting price
Pricing Date:	August 5, 2026
Issue Date:	August 10, 2026
Calculation Day[2]:	August 6, 2029
Stated Maturity Date[2]:	August 9, 2029
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the fund closing price of the lowest performing Fund on the call date is greater than or equal to its call price, the securities will be automatically called, and on the call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the fund closing price of the lowest performing Fund on the call date significantly exceeds its starting price. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of either Fund at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Premium:	The “call premium” will be determined on the pricing date and will be at least 18.00% of the principal amount (at least $180.00 per security). As a result of the call premium, the payment upon automatic call will be at least $1,180.00 per security.
Call Date[2]:	August 10, 2027
Call Settlement Date:	Three business days after the call date

PPS-2

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Maturity Payment Amount:

If the securities are not automatically called on the call date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•

if the ending price of the lowest performing Fund on the calculation day is greater than its starting price:

$1,000 + ($1,000 × fund return of the lowest performing Fund on the calculation day × upside participation rate);

•

if the ending price of the lowest performing Fund on the calculation day is less than or equal to its starting price, but greater than or equal to its threshold price: $1,000; or

•

if the ending price of the lowest performing Fund on the calculation day is less than its threshold price:

$1,000 + [$1,000 × (fund return of the lowest performing Fund on the calculation day + buffer amount)]

If the securities are not automatically called and the ending price of the lowest performing Fund on the calculation day is less than its threshold price, you will lose up to 70% of the principal amount of your securities at stated maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Lowest Performing Fund:	For the call date or the calculation day, the “lowest performing Fund” will be the Fund with the lowest fund return on that day.
Upside Participation Rate:	200%
Buffer Amount:	30%
Fund Return:

For the call date or the calculation day, the “fund return” with respect to a Fund is the percentage change from its starting price to its fund closing price on that day, measured as follows:

fund closing price on that day – starting price

starting price

Ending Price[1]:	The “ending price” of a Fund will be its fund closing price on the calculation day.
Fund Closing Price[1]:	With respect to each Fund, “fund closing price” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the product supplement. The fund closing price of each Fund is subject to adjustment through the adjustment factor as described in the product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06749JCA7 / US06749JCA79

PPS-3

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of up to $22.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $22.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $16.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 If the shares of a Fund are de-listed or if a Fund is liquidated or otherwise terminated, the calculation agent may select a successor fund or, if no successor fund is available, will calculate the value to be used as the fund closing price of that Fund. In addition, in the case of certain events related to a Fund, the calculation agent may adjust any variable, including but not limited to, the starting price, ending price, call price, threshold price and fund closing price of that Fund if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that Fund. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement.

2 If the call date or the calculation day is not a trading day with respect to either Fund, that day for each Fund will be postponed to the next succeeding day that is a trading day with respect to each Fund. The call date or the calculation day will also be postponed for either Fund if a market disruption event occurs with respect to that Fund on that day as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the call date is a “calculation day.” The maturity date may be accelerated under certain circumstances as set forth in the accompanying prospectus supplement and as described under “Supplemental Terms of the Securities” in this pricing supplement.

PPS-4

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these securities are a part and the product supplement no. WF-1 dated May 20, 2025. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or product supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006260/dp229046_424b2-wf1.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

PPS-5

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Supplemental Terms of the Securities

Acceleration Upon a Liquidation Event or Distribution-in-Kind Event

Notwithstanding anything to the contrary under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Anti-Dilution Adjustments Relating to a Fund; Alternate Calculation — Liquidation Events” in the accompanying product supplement, if (i) a liquidation event (as defined in the accompanying product supplement) occurs with respect to a Fund and the calculation agent determines, in its sole discretion, that no successor fund (as defined in the accompanying product supplement) is available or (ii) a Distribution-in-Kind Event occurs with respect to a Fund, then the calculation agent may in its sole discretion accelerate the maturity date to the fourth business day after the date on which the value of the securities is determined by the calculation agent as described below. In the event of such an acceleration, the amount payable in respect of the securities on the maturity date as so accelerated will be the value of the securities as of the termination date (or, if the calculation agent determines in its sole discretion that another day is more appropriate, such other day), as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives.

The “termination date” means (1) in the case of an event under clause (i) of the preceding paragraph, the date of the liquidation event; or (2) in the case of a Distribution-in-Kind Event, the earlier of (a) the date of the liquidation, termination, modification or distribution, as applicable, and (b) the date of the first public announcement by the sponsor of the applicable Fund of an intention to cause any such event (or, in each case, if that date is not a scheduled trading day, the immediately preceding scheduled trading day).

With respect to the securities, a “Distribution-in-Kind Event” shall occur with respect to a Fund if (i) the Fund is liquidated or otherwise terminated, (ii) the Fund is modified in any respect to permit the distribution of digital assets to holders of shares of the Fund, (iii) digital assets are distributed to holders of shares of the Fund or (iv) a public announcement is made with respect to the Fund of an intention to cause any of the foregoing to occur.

PPS-6

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Additional Information Regarding Our Estimated Value of the Securities

The final terms for the securities will be determined on the date the securities are initially priced for sale to the public (the “pricing date”) based on prevailing market conditions on or prior to the pricing date and will be communicated to investors orally and/or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PPS-13 of this pricing supplement.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

PPS-7

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

PPS-8

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

•	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

•	You anticipate that the fund closing price of the lowest performing Fund on the call date will be greater than or equal to its call price or that the ending price of the lowest performing Fund on the calculation day will be greater than its starting price.

•	You are willing and able to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Fund on the calculation day is less than its starting price by more than 30%, you will lose up to 70% of the principal amount of your securities at stated maturity.

•	You are willing and able to accept the individual market risk of each Fund and you understand that poor performance by either Fund over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Fund.

•	You understand and accept that, if the securities are automatically called, you will forgo participation in any appreciation of either Fund and any return on your investment will be limited to the call premium that may be payable on the securities.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the Fund that is the lowest performing Fund on the call date or the calculation day, as applicable, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to any rights with respect to the Funds or the assets held by the Funds.

•	You are willing and able to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if the securities are not automatically called.

•	You are willing and able to assume our credit risk for all payments on the securities.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

•	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

•	You seek an investment that provides for the full repayment of principal at stated maturity.

•	You anticipate that the fund closing price of the lowest performing Fund on the call date will be less than its call price and that the ending price of the lowest performing Fund on the calculation day will be less than or equal to its starting price.

•	You are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Fund on the calculation day is less than its starting price by more than 30%, you will lose up to 70% of the principal amount of your securities at stated maturity.

•	You are unwilling or unable to accept the individual market risk of each Fund or the risk that poor performance by either Fund over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Fund.

•	You are unwilling and unable to accept that, if the securities are automatically called, you will forgo participation in any appreciation of either Fund, and any return on your investment will be limited to the call premium that may be payable on the securities.

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Fund that is the lowest performing Fund on the call date or the calculation day, as applicable, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to rights with respect to the Funds or the assets held by the Funds.

•	You are unwilling or unable to accept the risk that the securities may be automatically called prior to stated maturity.

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not automatically called.

PPS-9

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

•	You are unwilling or unable to assume our credit risk for all payments on the securities.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PPS-13 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Funds, please see the sections titled “The iShares® Ethereum Trust ETF” and “The iShares® Bitcoin Trust ETF” below.

PPS-10

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Determining Timing and Amount of Payment on the Securities

On the call settlement date, whether the securities are automatically called and you receive the call premium will be determined based on the fund closing price of the lowest performing Fund on the call date as follows:

Step 1: Determine which Fund is the lowest performing Fund on the call date. The lowest performing Fund on the call date is the Fund that has the lowest fund return on the call date, calculated for each Fund as the percentage change from its starting price to its fund closing price on the call date.

Step 2: Determine if the securities are automatically called based on the fund closing price of the lowest performing Fund on the call date, as follows:

PPS-11

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

On the stated maturity date, if the securities have not been automatically called, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund on the calculation day. The lowest performing Fund on the calculation day is the Fund that has the lowest fund return on the calculation day, calculated for each Fund as the percentage change from its starting price to its ending price.

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Fund on the calculation day, as follows:

PPS-12

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in either or both of the Funds or their Underlying Assets (as defined under “The iShares® Ethereum Trust ETF” and “The iShares® Bitcoin Trust ETF” below). Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Securities Are Not Automatically Called And The Ending Price Of The Lowest Performing Fund On The Calculation Day Is Less Than Its Threshold Price, You Will Lose Up To 70% Of The Principal Amount Of Your Securities At Stated Maturity — If the securities are not automatically called and the ending price of the lowest performing Fund on the calculation day is less than its threshold price, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the price of the lowest performing Fund in excess of the buffer amount, resulting in a loss of 1% of the principal amount for every 1% decline in the lowest performing Fund in excess of the buffer amount. The threshold price is 70% of the starting price. As a result, you may lose up to 70% of the principal amount of your securities at stated maturity, even if the price of the lowest performing Fund on the calculation day is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

•	If the Securities Are Automatically Called, Your Return Will Be Limited To The Call Premium And May Be Lower Than The Return On A Direct Investment In Either Fund — If the securities are automatically called, the opportunity to participate in the possible increases in the price of the Funds through an investment in the securities will be limited because any positive return on the securities will not exceed the call premium, regardless of any increase in the price of either Fund, which may be significant. Therefore, your return on the securities may be lower than the return on a direct investment in either Fund.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

•	The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Either Fund Performs Poorly, Even If The Other Fund Performs Favorably — You are subject to the full risks of each Fund. If either Fund performs poorly, you will be negatively affected, even if the other Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of one Fund could offset the poor performance of the other Fund. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on the call date or the calculation day, as applicable. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

•	Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On The Call Date Or The Calculation Day, As Applicable, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Fund — Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on the call date or the calculation day, as applicable. Although it is necessary for each Fund to close at or above its call price on the call date in order for the securities to be automatically called or at or above its threshold price on the calculation day in order for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Fund. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Fund on any day would be blended with the performance of the lowest performing Fund on that day, resulting in a better return than the return of the lowest performing Fund on that day alone.

•	You Will Be Subject To Risks Resulting From The Relationship Between The Funds — The correlation of a pair of Funds represents a statistical measurement of the degree to which the returns of those Funds are similar to each other over a given period in terms of timing and direction. By investing in the securities, you assume the risk that the returns of the Funds will not be correlated. The less correlated the Funds, the more likely it is that at least one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship between the Funds will be over the term of the securities. The Funds represent different assets, and those assets may not perform similarly over the term of the securities.

•	Any Payment On The Securities Will Be Determined Based On The Fund Closing Prices Of The Funds On The Dates Specified — Any payment on the securities will be determined based on the fund closing prices of the Funds on the dates specified. You will not benefit from any more favorable values of the Funds determined at any other time.

PPS-13

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

•	Owning The Securities Is Not The Same As Owning Either Or Both Of The Funds Or The Assets Held By The Funds — The return on your securities may not reflect the return you would realize if you actually owned either or both of the Funds or the assets held by the Funds. As a holder of the securities, you will not have any rights that holders of the Funds or the assets held by the Funds would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the price of either Fund will rise or fall. There can be no assurance that the fund closing price of either Fund will not be less than its call price on the call date or, if the securities are not called, less than its threshold price on the calculation day. The price of each Fund will be influenced by complex and interrelated political, economic, financial and other factors that affect that Fund and the assets held by that Fund. You should be willing to accept the downside risks associated with equities in general and each Fund in particular, and the risk of losing up to 70% of the principal amount.

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

Even if the treatment of the securities is respected, the IRS may assert that the securities constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the securities. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

PPS-14

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Risks Relating to the Funds

•	The Performance And Market Value Of Each Fund, Particularly During Periods Of Market Volatility, May Not Correlate With The Performance Of Its Underlying Asset As Well As Its Net Asset Value Per Share — Each Fund does not fully replicate the performance of its Underlying Asset due to the fees and expenses charged by that Fund or by restrictions on access to its Underlying Asset due to other circumstances. Each Fund does not generate any income, and as each Fund regularly sells its Underlying Asset to pay for ongoing expenses, the amount of its Underlying Asset represented by each share gradually declines over time. Each Fund sells its Underlying Asset to pay expenses on an ongoing basis irrespective of whether the trading price of its shares rises or falls in response to changes in the price of its Underlying Asset. The sale by a Fund of its Underlying Asset to pay expenses at a time of low prices for its Underlying Asset could adversely affect the value of the securities. Additionally, there is a risk that part or all of a Fund’s holdings in its Underlying Asset could be lost, damaged or stolen. Access to a Fund’s Underlying Asset could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of a Fund and its Underlying Asset. In addition, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of a Fund may differ from the net asset value per share of that Fund.

During periods of market volatility, a Fund’s Underlying Asset may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. Because the securities are linked to the performance of each Fund and not its Underlying Asset, the return on your securities may be less than that of an alternative investment linked directly to each Fund’s Underlying Asset.

•	The Securities Are Subject To Risks Relating To Cryptocurrencies — The ETHA Fund offers exposure to ether, and the IBIT Fund offers exposure to bitcoin, and therefore the securities have indirect exposure to cryptocurrencies.

Use of cryptocurrency in the retail and commercial marketplace is relatively limited. Cryptocurrencies generally operate without central authority or banks and are not backed by any government or organized governing body. Cryptocurrencies are new and novel products, and their value is influenced by a wide variety of factors that are uncertain and difficult to evaluate. Information about cryptocurrencies is limited, as ownership of cryptocurrency is semi-anonymous and the supply of accessible cryptocurrency is unknown.

Cryptocurrencies are an emerging asset class, and regulation is still developing, including with respect to market integrity, anti-fraud, anti-manipulation, cybersecurity, surveillance and anti-money laundering. Global legislative and regulatory developments may adversely impact the use, storage, transfer, exchange and value of cryptocurrencies. In addition, uncertainty about the legal classification of cryptocurrencies, and the difficulties in verifying the ownership of cryptocurrency, may affect the enforceability and protection of interests in cryptocurrencies. These legal and regulatory risks may adversely impact the value of an investment that provides exposure to cryptocurrencies and, in turn, may have an adverse effect on the value of and return on the securities.

Cryptocurrencies are susceptible to theft, loss, destruction and fraud. Trading, lending and custodianship of cryptocurrencies, and dealing platforms such as cryptocurrency exchanges, are relatively new and, in most cases, largely unregulated and may therefore be more exposed to operational problems, fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. The technology on which cryptocurrencies operate is also still developing, and is therefore susceptible to various types of attacks, including the risk of dealing platforms such as cryptocurrency exchanges not operating or permanently shutting down due to fraud, technical glitches, hackers or malware. Any such events that negatively affect cryptocurrencies may impact the performance of an investment that provides exposure to cryptocurrencies and, in turn, the value of and return on the securities.

Competition from other cryptocurrencies could adversely affect the value of ether and/or bitcoin. Political or economic crises may motivate large-scale sales of cryptocurrencies, which could result in a reduction in the prices of ether and/or bitcoin and adversely affect an investment in the securities. Concerns about the perceived or actual environmental or other risks associated with, or bad publicity regarding, cryptocurrencies may lead to decreased interest in or use of cryptocurrencies, which could adversely affect the value of an investment that provides exposure to cryptocurrencies and therefore the value of and return on the securities.

Cryptocurrencies are subject to high, and sometimes extreme, volatility. The high volatility associated with cryptocurrencies may adversely affect the value of an investment that provides exposure to cryptocurrencies and, in turn, may adversely affect the value of the securities. The lack of liquidity in the cryptocurrency market may also affect the ability to buy or sell ether and/or bitcoin and, as a result, impact the value of an investment that provides exposure to ether and/or bitcoin and, in turn, the value of and return on the securities.

Cryptocurrencies and their related products are highly risky. The risks of investing in securities that reference an investment that provides exposure to cryptocurrencies are different from the risks associated with traditional financial products and markets. Before investing in the securities, you should carefully consider the nature and risks of the Funds and ether and bitcoin and

PPS-15

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

evaluate whether securities that reference the Funds are suitable for you in the light of your financial situation, investment experience, investment objectives and other relevant circumstances.

•	Each Fund Has A Limited Trading History — The ETHA Fund began trading on The Nasdaq Stock Market on July 23, 2024, and the IBIT Fund began trading on The Nasdaq Stock Market on January 11, 2024, and therefore each Fund has limited historical performance. Past performance should not be considered indicative of future performance.

•	Anti-Dilution Protection Is Limited, And The Calculation Agent Has Discretion To Make Anti-Dilution Adjustments — The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the securities upon the occurrence of certain events with a view to preserving the relative investment risks of the securities. However, the calculation agent might not make such adjustments in response to all events that could affect the shares of a Fund. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the product supplement.

•	Adjustments To A Fund Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity Or Result In The Securities Being Accelerated — The investment adviser of a Fund (a “fund sponsor”) may add, delete or substitute the component assets held by that Fund or make changes to its investment strategy. In addition, if the shares of a Fund are de-listed or if a Fund is liquidated or otherwise terminated, the calculation agent may select a successor fund that the calculation agent determines to be comparable to that Fund or, if no successor fund is available, the maturity date of the securities may be accelerated for a payment determined by the calculation agent. If no successor fund is available and we elect not to accelerate the securities, the calculation agent will calculate the value to be used as the fund closing price of that Fund. In addition, if a Distribution-in-Kind Event (as defined under “Supplemental Terms of the Securities” above) occurs with respect to a Fund, the maturity date may be accelerated for a payment determined by the calculation agent. Any of these actions could adversely affect the value of the relevant Fund and, consequently, the value of the securities. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the securities if they were not accelerated. However, if we elect not to accelerate the securities, the value of, and any amount payable on, the securities could be adversely affected, perhaps significantly. See “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation—Liquidation Events” in the product supplement, as supplemented by “Supplemental Terms of the Securities” above.

•	We And Our Affiliates Have No Affiliation With Either Fund Sponsor And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with either fund sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the management or calculation of the applicable Fund. We have derived the information about the fund sponsors and the Funds contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Fund and the fund sponsors. The fund sponsors will not be involved in the offering of the securities made hereby in any way, and the fund sponsors do not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	The Historical Performance Of The Funds Is Not An Indication Of Their Future Performance — The historical performance of the Funds should not be taken as an indication of the future performance of the Funds. It is impossible to predict whether the fund closing prices of the Funds will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the prices of the Funds are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Fund and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

PPS-16

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Funds or the assets held by the Funds. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any prices of the Funds and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Funds” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the prices of the Funds on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Funds;

•	correlation (or lack of correlation) of the Funds;

•	the time to maturity of the securities;

•	the market prices of the assets held by the Funds;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

PPS-17

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

•	The Estimated Value Of Your Securities Is Expected To Be Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees expected to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

PPS-18

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. Terms used for purposes of these hypothetical examples do not represent the actual starting price, call price, threshold price or ending price of either Fund applicable to the securities. The actual amount you receive upon automatic call or at stated maturity and resulting pre-tax total rate of return will depend on the actual terms of the securities. You should not take these examples as an indication or assurance of the expected performance of the securities. These examples are for purposes of illustration only. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Hypothetical Call Premium:	18.00% of the principal amount or $180.00 per security (the lowest possible call premium that may be determined on the pricing date)
Upside Participation Rate:	200%
Hypothetical Starting Price:	For each Fund, $100.00
Hypothetical Call Price:	For each Fund, $90.00 (90% of its hypothetical starting price)
Hypothetical Threshold Price:	For each Fund, $70.00 (70% of its hypothetical starting price)
Buffer Amount:	30%

The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for either Fund. The actual starting price, call price and threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical closing prices of the Funds, see the historical information set forth under the sections titled “The iShares® Ethereum Trust ETF” and “The iShares® Bitcoin Trust ETF” below. We cannot predict the fund closing price of the Funds on any day during the term of the securities, including on the call date or the calculation day.

Hypothetical Payout Profile

PPS-19

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus the call premium, resulting in a hypothetical payment upon automatic call of $1,180.00 per security and a hypothetical pre-tax total rate of return of 18.00%.

If the securities are not automatically called:

Hypothetical ending price of the lowest performing Fund on the calculation day	Hypothetical fund return of the lowest performing Fund on the calculation day	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return
$175.00	75.00%	$2,500.00	150.00%
$150.00	50.00%	$2,000.00	100.00%
$140.00	40.00%	$1,800.00	80.00%
$130.00	30.00%	$1,600.00	60.00%
$120.00	20.00%	$1,400.00	40.00%
$110.00	10.00%	$1,200.00	20.00%
$105.00	5.00%	$1,100.00	10.00%
$100.00	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$69.00	-31.00%	$990.00	-1.00%
$60.00	-40.00%	$900.00	-10.00%
$50.00	-50.00%	$800.00	-20.00%
$25.00	-75.00%	$550.00	-45.00%
$0.00	-100.00%	$300.00	-70.00%

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The fund closing price of the lowest performing Fund on the call date is greater than or equal to its call price. As a result, the securities are automatically called on the call date.

	ETHA Fund	IBIT Fund
Hypothetical starting price:	$100.00	$100.00
Hypothetical call price:	$90.00	$90.00
Hypothetical fund closing price on the call date:	$160.00	$175.00
Hypothetical fund return on the call date:	60.00%	75.00%

Step 1: Determine which Fund is the lowest performing Fund on the call date.

In this example, the ETHA Fund has the lowest fund return on the call date and is, therefore, the lowest performing Fund on that day.

Step 2: Determine the payment amount based on the hypothetical fund closing price of the lowest performing Fund on the call date.

Because the hypothetical fund closing price of the lowest performing Fund on the call date is greater than or equal to its hypothetical call price, the securities are automatically called on the call date and you will receive on the call settlement date the principal amount of your securities plus a call premium of 18.00% of the principal amount. Even though the lowest performing Fund on the call date appreciated by 60.00% from the starting price to its fund closing price on the call date in this example, your return is limited to the call premium of 18.00%.

On the call settlement date, you would receive $1,180.00 per security.

PPS-20

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Example 2. The securities are not automatically called. The maturity payment amount is greater than the principal amount.

	ETHA Fund	IBIT Fund
Hypothetical starting price:	$100.00	$100.00
Hypothetical call price:	$90.00	$90.00
Hypothetical fund closing price on the call date:	$75.00	$65.00
Hypothetical fund return on the call date:	-25.00%	-35.00%
Hypothetical ending price:	$120.00	$110.00
Hypothetical threshold price:	$70.00	$70.00
Hypothetical fund return on the calculation day:	20.00%	10.00%

Step 1: Determine which Fund is the lowest performing Fund on the call date.

In this example, the IBIT Fund has the lowest fund return on the call date and is, therefore, the lowest performing Fund on that day.

Because the hypothetical fund closing price of the lowest performing Fund on the call date is less than its hypothetical call price, the securities are not automatically called.

Step 2: Determine which Fund is the lowest performing Fund on the calculation day.

In this example, the IBIT Fund has the lowest fund return on the calculation day and is, therefore, the lowest performing Fund on that day.

Step 3: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the calculation day.

Because the hypothetical ending price of the lowest performing Fund on the calculation day is greater than its hypothetical starting price, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × fund return of the lowest performing Fund on the calculation day × upside participation rate)

= $1,000 + ($1,000 × 10.00% × 200%)

= $1,200.00

On the stated maturity date, you would receive $1,200.00 per security.

Example 3. The securities are not automatically called. The maturity payment amount is equal to the principal amount.

	ETHA Fund	IBIT Fund
Hypothetical starting price:	$100.00	$100.00
Hypothetical call price:	$90.00	$90.00
Hypothetical fund closing price on the call date:	$70.00	$95.00
Hypothetical fund return on the call date:	-30.00%	-5.00%
Hypothetical ending price:	$95.00	$120.00
Hypothetical threshold price:	$70.00	$70.00
Hypothetical fund return on the calculation day:	-5.00%	20.00%

Step 1: Determine which Fund is the lowest performing Fund on the call date.

In this example, the ETHA Fund has the lowest fund return on the call date and is, therefore, the lowest performing Fund on that day.

Because the hypothetical fund closing price of the lowest performing Fund on the call date is less than its hypothetical call price, the securities are not automatically called.

Step 2: Determine which Fund is the lowest performing Fund on the calculation day.

In this example, the ETHA Fund has the lowest fund return on the calculation day and is, therefore, the lowest performing Fund on that day.

PPS-21

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Step 3: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the calculation day.

Because the hypothetical ending price of the lowest performing Fund on the calculation day is less than its hypothetical starting price, but not by more than 30%, you would be repaid the principal amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The maturity payment amount is less than the principal amount.

	ETHA Fund	IBIT Fund
Hypothetical starting price:	$100.00	$100.00
Hypothetical call price:	$90.00	$90.00
Hypothetical fund closing price on the call date:	$85.00	$95.00
Hypothetical fund return on the call date:	-15.00%	-5.00%
Hypothetical ending price:	$120.00	$50.00
Hypothetical threshold price:	$70.00	$70.00
Hypothetical fund return on the calculation day:	20.00%	-50.00%

Step 1: Determine which Fund is the lowest performing Fund on the call date.

In this example, the ETHA Stock has the lowest fund return on the call date and is, therefore, the lowest performing Fund on that day.

Because the hypothetical fund closing price of the lowest performing Fund on the call date is less than its hypothetical call price, the securities are not automatically called.

Step 2: Determine which Fund is the lowest performing Fund on the calculation day.

In this example, the IBIT Stock has the lowest fund return on the calculation day and is, therefore, the lowest performing Fund on that day.

Step 3: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the calculation day.

Because the hypothetical ending price of the lowest performing Fund on the calculation day is less than its hypothetical starting price by more than 30%, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (fund return of the lowest performing Fund on the calculation day + buffer amount)]

= $1,000 + ($1,000 × -50.00% + 30.00%)

= $800.00

On the stated maturity date, you would receive $800.00 per security.

This example illustrates that you will have 1-to-1 downside exposure to a decrease in the lowest performing Fund on the calculation day in excess of the buffer amount if the ending price of the lowest performing Fund on the calculation day is less than its threshold price, even if the ending price of the other Fund has appreciated or has not declined below its threshold price.

PPS-22

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

The iShares® Ethereum Trust ETF

All information contained in this pricing supplement regarding the iShares® Ethereum Trust ETF has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the sponsor of the ETHA Fund, iShares Delaware Trust Sponsor LLC (“iShares Delaware”), an indirect subsidiary of BlackRock, Inc. BlackRock ETHA Fund Advisors, a California corporation that is a wholly-owned subsidiary of BlackRock, Inc., is the trustee of the ETHA Fund. The Bank of New York Mellon is the cash custodian of the ETHA Fund and Coinbase Custody Trust Company, LLC is the ether custodian of the ETHA Fund. The ETHA Fund is an investment trust that trades on The Nasdaq Stock Market under the ticker symbol “ETHA.”

The ETHA Fund seeks to reflect generally the performance of the price of ether (with respect to the ETHA Fund, the “Underlying Asset”) before the payment of its expenses and liabilities. The assets of the ETHA Fund consist primarily of ether held by the ether custodian on behalf of the ETHA Fund. The ETHA Fund issues blocks of shares in exchange for deposits of ether or cash. The shares of the ETHA Fund are intended to constitute a simple and cost-effective means of making an investment similar to an investment in ether. The shares of the ETHA Fund represent units of fractional undivided beneficial interest in and ownership of the ETHA Fund. The ETHA Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether, and the sponsor of the ETHA Fund does not actively manage the ether held by the ETHA Fund. The trustee of the ETHA Fund sells ether held by the ETHA Fund to pay the ETHA Fund’s expenses on an as-needed basis irrespective of then-current ether prices.

Currently, the ETHA Fund’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.25% of the net asset value of the ETHA Fund and is payable at least quarterly in arrears. The trustee of the ETHA Fund will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell ether in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of expenses or liabilities of the ETHA Fund not assumed by iShares Delaware. As a result of the recurring sales of ether necessary to pay the ETHA Fund sponsor’s fee and the ETHA Fund expenses or liabilities not assumed by the ETHA Fund sponsor, the net asset value of the ETHA Fund and, correspondingly, the fractional amount of ether represented by each share will decrease over the life of the ETHA Fund. New deposits of ether, received in exchange for additional new issuances of shares by the ETHA Fund, do not reverse this trend.

Information provided to or filed with the SEC by the ETHA Fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-275583 and 001-42166, respectively, through the SEC’s website at http://www.sec.gov. The ETHA Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The ETHA Fund is not a commodity pool for purposes of the Commodity Exchange Act, as amended, and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

Historical Information

We obtained the closing prices displayed in the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the ETHA Fund should not be taken as an indication of the future performance of the ETHA Fund. Future performance of the ETHA Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the ETHA Fund during the term of the securities, including on the call date or the calculation day. We cannot give you assurance that the performance of the ETHA Fund will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the ETHA Fund for the period from July 23, 2024 to July 30, 2026. The ETHA Fund began regular trading on The Nasdaq Stock Market on July 23, 2024 and therefore has limited performance history. The closing price on July 30, 2026 was $14.51. The closing prices below may reflect adjustments in response to certain actions, such as stock splits and reverse stock splits.

PPS-23

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

* The dotted line indicates a hypothetical threshold price of 70% of the closing price of the ETHA Fund on July 30, 2026. The actual threshold price will be equal to 70% of the starting price of the ETHA Fund.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Ether

Ether is a digital asset, the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the ethereum network. The value of ether, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to ether are protected through public-key cryptography. The supply of ether is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank) to control. Unlike certain digital assets, such as bitcoin, there is no hard cap on the supply of ether. Units of ether, called tokens, are treated as fungible. Ether and certain other types of digital assets are often referred to as digital currencies or cryptocurrencies. No single entity owns or operates the ethereum network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “validators”), (2) developers who propose improvements to the ethereum network’s underlying protocol and the software that enforces the protocol and (3) users who choose what ethereum network software to run.

Ether was released in 2015 and, as a result, there is little data on its long-term investment potential. Ether is not backed by a government-issued legal tender or any other currency or asset. Ether is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. The ethereum network has undergone a number of significant changes since its release, including the transition from a proof-of-work consensus mechanism (where network participants engaged in prescribed, complex mathematical calculations to add blocks containing transactions to the blockchain) to a proof-of-stake consensus mechanism. Under the proof-of-stake consensus mechanism, validators risk or “stake” their ether to compete to be randomly selected to validate transactions and are rewarded ether in proportion to the amount of ether staked. Malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, can result in the forfeiture of a portion of the staked ether. The ETHA Fund is not permitted to stake its ether and is therefore not generating income or other earnings from staking. To the extent the ETHA Fund were to begin staking its ether, such staking may introduce new risks involving security risks, regulatory risks and operational risks.

PPS-24

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

The iShares® Bitcoin Trust ETF

According to publicly available information, the IBIT Fund is an exchange-traded fund that seeks to reflect generally the performance of the price of bitcoin (with respect to the IBIT Fund, the “Underlying Asset”) before the payment of the IBIT Fund’s expenses and liabilities. All information contained in this pricing supplement regarding the iShares® Bitcoin Trust ETF has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the sponsor of the IBIT Fund, iShares Delaware Trust Sponsor LLC (“iShares Delaware”), an indirect subsidiary of BlackRock, Inc. BlackRock IBIT Fund Advisors, a wholly owned subsidiary of BlackRock, Inc., is the trustee of the IBIT Fund. Coinbase Custody Trust Company, LLC is the custodian of the IBIT Fund’s bitcoin holdings, and The Bank of New York Mellon is the custodian of the IBIT Fund’s cash holdings and the administrator of the IBIT Fund. The IBIT Fund is an investment trust that trades on The Nasdaq Stock Market under the ticker symbol “IBIT.”

The IBIT Fund issues shares representing fractional undivided beneficial interests in its net assets. The assets of the IBIT Fund consist primarily of bitcoin held by a custodian on behalf of the IBIT Fund. The IBIT Fund issues blocks of shares in exchange for deposits of bitcoin and distributes bitcoin in connection with the redemption of blocks of shares. The shares of the IBIT Fund are intended to constitute a simple and cost-effective means of making an investment similar to an investment in bitcoin. The IBIT Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin, and the sponsor of the IBIT Fund does not actively manage the bitcoin held by the IBIT Fund. The trustee of the IBIT Fund sells bitcoin held by the IBIT Fund to pay the IBIT Fund’s expenses on an as-needed basis irrespective of then-current bitcoin prices.

Currently, the IBIT Fund’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.25% of the net asset value of the IBIT Fund and is payable at least quarterly in arrears. The trustee of the IBIT Fund will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell bitcoin in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of IBIT Fund expenses or liabilities not assumed by iShares Delaware. As a result of the recurring sales of bitcoin necessary to pay iShares Delaware’s fee and IBIT Fund expenses or liabilities not assumed by iShares Delaware, the net asset value of the IBIT Fund and, correspondingly, the fractional amount of bitcoin represented by each share will decrease over the life of the IBIT Fund. New deposits of bitcoin, received in exchange for additional new issuances of shares by the IBIT Fund, do not reverse this trend.

Information provided to or filed with the SEC by the IBIT Fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-272680 and 001-41914, respectively, through the SEC’s website at http://www.sec.gov. The IBIT Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The IBIT Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

Historical Information

We obtained the closing prices displayed in the graph below from Bloomberg without independent verification. The historical performance of the IBIT Fund should not be taken as an indication of the future performance of the IBIT Fund. Future performance of the IBIT Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the IBIT Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the IBIT Fund will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the IBIT Fund for the period from January 11, 2024 to July 30, 2026. The IBIT Fund began regular trading on The Nasdaq Stock Market on January 11, 2024 and therefore has limited performance history. The closing price on July 30, 2026 was $36.70. The closing prices below may reflect adjustments in response to certain actions, such as stock splits and reverse stock splits.

PPS-25

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

* The dotted line indicates a hypothetical threshold price of 70% of the closing price of the IBIT Fund on July 30, 2026. The actual threshold price will be equal to 70% of the starting price of the IBIT Fund.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bitcoin

Bitcoin is a digital asset, the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the bitcoin network, commonly referred to as the bitcoin protocol. The value of bitcoin, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to bitcoin are protected through public-key cryptography. The supply of bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank) to control. Units of bitcoin, called tokens, are treated as fungible. Bitcoin and certain other types of digital assets are often referred to as digital currencies or cryptocurrencies. No single entity owns or operates the bitcoin network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the bitcoin protocol and the software that enforces the protocol and (3) users who choose what bitcoin software to run.

Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. Bitcoin is not backed by a government-issued legal tender or any other currency or asset. Bitcoin is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. Bitcoin is created by “mining.” Mining involves miners using a sophisticated computer program to repeatedly solve very complex mathematical problems on specialized computer hardware. Miners can be bitcoin enthusiasts but increasingly are professional mining operations that design and build dedicated machines and data centers as the computing power required to solve the problem continues to increase significantly.

PPS-26

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Ethereum Trust ETF and the iShares® Bitcoin Trust ETF due August 9, 2029

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Funds. Assuming this treatment is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. Subject to the application of the constructive ownership rules, any gain or loss recognized on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of the securities at the original issue price. The deductibility of capital losses is subject to limitations. The securities could be treated as constructive ownership transactions within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the "net underlying long-term capital gain" (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the securities. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the securities described above, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

PPS-27